Exhibit 99.1

Virtu Announces Second Quarter 2024 Results

NEW YORK, NY, July 18, 2024 - Virtu Financial, Inc. (NASDAQ: VIRT), a leading provider of financial services and products that leverages cutting edge technology to deliver innovative, transparent trading solutions to its clients and liquidity to the global markets, today reported results for the second quarter ended June 30, 2024.

Second Quarter 2024:

•Net income of $128.1 million; Normalized Adjusted Net Income1 of $135.3 million
•Basic and diluted earnings per share of $0.71; Normalized Adjusted EPS1 of $0.83
•Total revenues of $693.0 million; Trading income, net, of $426.4 million; Net income Margin of 18.5%2
◦Adjusted Net Trading Income1 of $385.1 million
•Adjusted EBITDA1 of $217.5 million; Adjusted EBITDA Margin1 of 56.5%
•Share buybacks of $31.0 million, or 1.4 million shares, under the Share Repurchase Program3
•Completed refinancing of existing debt with the issuance of $1.2 billion senior secured first lien term loan due 2031 and issuance of $0.5 billion senior secured first lien notes due 2031.

The Virtu Financial, Inc. Board of Directors declared a quarterly cash dividend of $0.24 per share. This dividend is payable on September 15, 2024 to shareholders of record as of September 1, 2024.

Note 1: Non-GAAP financial measures. Please see "Non-GAAP Financial Measures and Other Items" for more information.
Note 2: Calculated by dividing Net income by Total revenue
Note 3: Shares repurchased calculated on a settlement date basis.

Exhibit 99.1

Financial Results

Second Quarter 2024:

Total revenues increased 36.7% to $693.0 million for this quarter, compared to $506.9 million for the same period in 2023. Trading income, net, increased 39.3% to $426.4 million for the quarter compared to $306.2 million for the same period in 2023. Net income totaled $128.1 million for this quarter, compared to net income of $29.5 million in the prior year quarter.

Basic and diluted earnings per share for this quarter were $0.71, compared to basic and diluted earnings per share of $0.16, for the same period in 2023.

Adjusted Net Trading Income increased 38.2% to $385.1 million for this quarter, compared to $278.7 million for the same period in 2023. Adjusted EBITDA increased 78.3% to $217.5 million for this quarter, compared to $122.0 million for the same period in 2023. Normalized Adjusted Net Income, removing one-time and non-cash items, increased 119.2% to $135.3 million for this quarter, compared to $61.7 million for the same period in 2023.

Assuming all non-controlling interests had been exchanged for common stock, and the Company’s Normalized Adjusted Net Income before income taxes was subject to corporation taxes, Normalized Adjusted EPS was $0.83 for this quarter, compared to $0.37 for the same period in 2023.

Operating Segment Information

The Company has two operating segments: Market Making and Execution Services; and one non-operating segment: Corporate.

Market Making principally consists of market making in the cash, futures and options markets across global equities, fixed income, currencies and commodities. As a market maker, the Company commits capital on a principal basis by offering to buy securities from, or sell securities to, broker dealers, banks and institutions.

Execution Services comprises agency-based trading and trading venues, offering execution services in global equities, options, futures and fixed income on behalf of institutions, banks and broker dealers. The Company also provides proprietary technology and infrastructure, workflow technology, and trading analytics services to select third parties. The segment also includes the results of the Company's capital markets business, in which the Company acts as an agent for issuers in connection with at-the-market offerings and buyback programs.

Corporate contains the Company's investments, principally in strategic trading-related opportunities, and maintains corporate overhead expenses.

The following tables show the trading income, net, total revenues and Adjusted Net Trading Income by segment for the three and six months ended June 30, 2024 and 2023.

Total revenues by segment
(in thousands, unaudited)

	Three Months Ended June 30, 2024				Three Months Ended June 30, 2023
	Market Making	Execution Services	Corporate	Total	Market Making	Execution Services	Corporate	Total
Trading income, net	$420,074	$6,321	$—	$426,395	$302,312	$3,856	$—	$306,168
Commissions, net and technology services	9,281	116,820	—	126,101	6,634	102,870	—	109,504
Interest and dividends income	104,311	2,755	—	107,066	95,595	2,384	—	97,979
Other, net	36,117	1,163	(3,857)	33,423	709	6	(7,512)	(6,797)
Total Revenues	$569,783	$127,059	$(3,857)	$692,985	$405,250	$109,116	$(7,512)	$506,854

Exhibit 99.1

	Six Months Ended June 30, 2024				Six Months Ended June 30, 2023
	Market Making	Execution Services	Corporate	Total	Market Making	Execution Services	Corporate	Total
Trading income, net	$823,772	$10,718	$—	$834,490	$710,655	$8,024	$—	$718,679
Commissions, net and technology services	16,483	228,229	—	244,712	16,334	214,614	—	230,948
Interest and dividends income	208,113	4,945	—	213,058	175,283	4,940	—	180,223
Other, net	42,423	955	186	43,564	1,897	15	(4,529)	(2,617)
Total Revenues	$1,090,791	$244,847	$186	$1,335,824	$904,169	$227,593	$(4,529)	$1,127,233

Reconciliation of trading income, net to Adjusted Net Trading Income by operating segment
(in thousands, unaudited)

	Three Months Ended June 30, 2024				Three Months Ended June 30, 2023
	Market Making	Execution Services	Corporate	Total	Market Making	Execution Services	Corporate	Total
Trading income, net	$420,074	$6,321	$—	$426,395	$302,312	$3,856	$—	$306,168
Commissions, net and technology services	9,281	116,820	—	126,101	6,634	102,870	—	109,504
Interest and dividends income	104,311	2,755	—	107,066	95,595	2,384	—	97,979
Brokerage, exchange, clearance fees and payments for order flow, net	(125,972)	(24,815)	—	(150,787)	(99,842)	(22,629)	—	(122,471)
Interest and dividends expense	(122,130)	(1,563)	—	(123,693)	(111,508)	(985)	—	(112,493)
Adjusted Net Trading Income	$285,564	$99,518	$—	$385,082	$193,191	$85,496	$—	$278,687

	Six Months Ended June 30, 2024				Six Months Ended June 30, 2023
	Market Making	Execution Services	Corporate	Total	Market Making	Execution Services	Corporate	Total
Trading income, net	$823,772	$10,718	$—	$834,490	$710,655	$8,024	$—	$718,679
Commissions, net and technology services	16,483	228,229	—	244,712	16,334	214,614	—	230,948
Interest and dividends income	208,113	4,945	—	213,058	175,283	4,940	—	180,223
Brokerage, exchange, clearance fees and payments for order flow, net	(241,838)	(48,748)	—	(290,586)	(222,791)	(45,202)	—	(267,993)
Interest and dividends expense	(247,288)	(2,433)	—	(249,721)	(208,431)	(1,663)	—	(210,094)
Adjusted Net Trading Income	$559,242	$192,711	$—	$751,953	$471,050	$180,713	$—	$651,763

Financial Condition

As of June 30, 2024, Virtu had $716.7 million in cash, cash equivalents and restricted cash, and total long-term debt outstanding in an aggregate principal amount of $1,766.8 million.

On June 21, 2024 ("Credit Agreement Closing Date"), the Company completed issuance of a $1.2 billion senior secured first lien term loan due in 2031. The credit agreement provides (i) a senior secured first lien term loan in an aggregate principal amount of $1.2 billion, drawn in its entirety on the Credit Agreement Closing Date, and (ii) a $300.0 million senior secured first lien revolving facility. On June 21, 2024, the Company also completed issuance of $500 million senior secured first lien notes due in 2031. The proceeds of the term loan and the notes were used to repay all amounts outstanding under the prior $1.7 billion first lien term loan facility.

Share Repurchase Program

Since inception of the program in November 2020 through settlement date July 12, 2024, the Company repurchased approximately 47.2 million shares of Class A Common Stock and Virtu Financial Units for approximately $1,181.4 million. Including the additional $500 million authorization by its Board on April 24, 2024, the Company has approximately $538.6 million remaining capacity for future purchases of shares of Class A Common Stock and Virtu Financial Units under the program.

Exhibit 99.1

Earnings Conference Call Information

Virtu Financial will host a conference call to review its second quarter 2024 financial performance today, July 18th, at 8:30 a.m. ET. Members of the public may listen to the conference call through an audio webcast through the Investor Relations section of the firm’s website ir.virtu.com/investor-relations.

Website Information

We routinely post important information for investors on the Investor Relations section of our website, ir.virtu.com/investor-relations and also from time to time may use social media channels, including our Twitter account (twitter.com/virtufinancial) and our LinkedIn account (linkedin.com/company/virtu-financial), as an additional means of disclosing public information to investors, the media and others interested in us. It is possible that certain information we post on our website and on social media could be deemed to be material information, and we encourage investors, the media and others interested in us to review the business and financial information we post on our website and on the social media channels identified above, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website and our social media channels is not incorporated by reference into, and is not a part of, this document.

Exhibit 99.1

Non-GAAP Financial Measures and Other Items

To supplement our unaudited condensed consolidated financial statements presented in accordance with generally accepted accounting principles ("GAAP"), we use the following non-GAAP measures of financial performance:

•“Adjusted Net Trading Income”, which is the amount of revenue we generate from our market making activities, or trading income, net, plus commissions, net and technology services, plus interest and dividends income and expense, net, less direct costs associated with those revenues, including brokerage, exchange, clearance fees and payments for order flow, net. Management believes that this measurement is useful for comparing general operating performance from period to period. Although we use Adjusted Net Trading Income as a financial measure to assess the performance of our business, the use of Adjusted Net Trading Income is limited because it does not include certain material costs that are necessary to operate our business. Our presentation of Adjusted Net Trading Income should not be construed as an indication that our future results will be unaffected by revenues or expenses that are not directly associated with our core business activities.

•“EBITDA”, which measures our operating performance by adjusting Net Income to exclude Financing interest expense on long-term borrowings, Debt issue cost related to debt refinancing, prepayment, and commitment fees, Depreciation and amortization, Amortization of purchased intangibles and acquired capitalized software, and Income tax expense, and “Adjusted EBITDA”, which measures our operating performance by further adjusting EBITDA to exclude severance, transaction advisory fees and expenses, termination of office leases, charges related to share-based compensation and other expenses, which includes reserves for legal matters, and Other, net, which includes gains and losses from strategic investments and the sales of businesses.

•“Normalized Adjusted Net Income”, “Normalized Adjusted Net Income before income taxes”, “Normalized provision for income taxes”, and “Normalized Adjusted EPS”, which we calculate by adjusting Net Income to exclude certain items, and other non-cash items, assuming that all vested and unvested Virtu Financial Units have been exchanged for Class A Common Stock, and applying an effective tax rate, which was approximately 24%.

•“Adjusted Operating Expenses”, which we calculate by adjusting total operating expenses to exclude severance, share based compensation, reserves for legal matters, termination of office leases, connectivity early termination and write-down of assets.

Adjusted Net Trading Income, EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Normalized Adjusted Net Income, Normalized Adjusted Net Income before income taxes, Normalized provision for income taxes, and Normalized Adjusted EPS and Adjusted Operating Expenses are non-GAAP financial measures used by management in evaluating operating performance and in making strategic decisions. Additional information provided regarding the breakdown of Total Adjusted Net Trading Income by category is also a non-GAAP financial measure but is not used by the Company in evaluating operating performance and in making strategic decisions. In addition, these non-GAAP financial measures or similar non-GAAP measures are used by research analysts, investment bankers and lenders to assess our operating performance. Management believes that the presentation of Adjusted Net Trading Income, EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Normalized Adjusted Net Income, Normalized Adjusted Net Income before income taxes, Normalized provision for income taxes and Normalized Adjusted EPS provide useful information to investors regarding our results of operations because they assist both investors and management in analyzing and benchmarking the performance and value of our business. Adjusted Net Trading Income, EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Normalized Adjusted Net Income, Normalized Adjusted Net Income before income taxes, Normalized provision for income taxes and Normalized Adjusted EPS provide indicators of general economic performance that are not affected by fluctuations in certain costs or other items. Accordingly, management believes that these measurements are useful for comparing general operating performance from period to period. Furthermore, our credit agreement contains tests based on metrics similar to Adjusted EBITDA. Other companies may define Adjusted Net Trading Income, Adjusted EBITDA, Adjusted EBITDA Margin, Normalized Adjusted Net Income, Normalized Adjusted Net Income before income taxes, Normalized provision for income taxes and Normalized Adjusted EPS differently, and as a result our measures of

Exhibit 99.1

Adjusted Net Trading Income, Adjusted EBITDA, Adjusted EBITDA Margin, Normalized Adjusted Net Income, Normalized Adjusted Net Income before income taxes, Normalized provision for income taxes and Normalized Adjusted EPS may not be directly comparable to those of other companies. Although we use these non-GAAP financial measures as financial measures to assess the performance of our business, such use is limited because they do not include certain material costs necessary to operate our business.

Adjusted Net Trading Income, EBITDA, Adjusted EBITDA, Normalized Adjusted Net Income before income taxes, Normalized provision for income taxes, Normalized Adjusted Net Income and Normalized Adjusted EPS should be considered in addition to, and not as a substitute for, Net Income in accordance with U.S. GAAP as a measure of performance. Our presentation of Adjusted Net Trading Income, EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Normalized Adjusted Net Income, Normalized Adjusted Net Income before income taxes, Normalized provision for income taxes and Normalized Adjusted EPS should not be construed as an indication that our future results will be unaffected by unusual or nonrecurring items. Adjusted Net Trading Income, Normalized Adjusted Net Income, Normalized Adjusted Net Income before income taxes, Normalized provision for income taxes, Normalized Adjusted EPS and our EBITDA-based measures have limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under U.S. GAAP. Some of these limitations are:

•they do not reflect every cash expenditure, future requirements for capital expenditures or contractual commitments;
•our EBITDA-based measures do not reflect the significant interest expense or the cash requirements necessary to service interest or principal payment on our debt;
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced or require improvements in the future, and our EBITDA-based measures do not reflect any cash requirement for such replacements or improvements;
•they are not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows;
•they do not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations; and
•they do not reflect limitations on our costs related to transferring earnings from our subsidiaries to us.

Because of these limitations, Adjusted Net Trading Income, EBITDA, Adjusted EBITDA, Normalized Adjusted Net Income before income taxes, Normalized provision for income taxes, Normalized Adjusted Net Income and Normalized Adjusted EPS are not intended as alternatives to Net Income as indicators of our operating performance and should not be considered as measures of discretionary cash available to us to invest in the growth of our business or as measures of cash that will be available to us to meet our obligations. We compensate for these limitations by using Adjusted Net Trading Income, EBITDA, Adjusted EBITDA, Normalized Adjusted Net Income before income taxes, Normalized provision for income taxes, Normalized Adjusted Net Income and Normalized Adjusted EPS along with other comparative tools, together with U.S. GAAP measurements, to assist in the evaluation of operating performance. These U.S. GAAP measurements include Net Income, cash flows from operations and cash flow data. See below a reconciliation of each non-GAAP measure to the most directly comparable GAAP measure.

Exhibit 99.1

Virtu Financial, Inc. and Subsidiaries
Condensed Consolidated Statements of Comprehensive Income (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except share and per share data)	2024	2023	2024	2023

Revenues:
Trading income, net	$426,395	$306,168	$834,490	$718,679
Interest and dividends income	107,066	97,979	213,058	180,223
Commissions, net and technology services	126,101	109,504	244,712	230,948
Other, net	33,423	(6,797)	43,564	(2,617)
Total revenues	692,985	506,854	1,335,824	1,127,233

Operating Expenses:
Brokerage, exchange, clearance fees and payments for order flow, net	150,787	122,471	290,586	267,993
Communication and data processing	59,327	56,959	117,509	113,771
Employee compensation and payroll taxes	105,716	95,557	206,539	198,994
Interest and dividends expense	123,693	112,493	249,721	210,094
Operations and administrative	22,061	25,491	44,407	49,790
Depreciation and amortization	16,078	15,913	32,154	31,261
Amortization of purchased intangibles and acquired capitalized software	12,153	16,020	26,840	32,040
Termination of office leases	16	(146)	33	(50)
Debt issue cost related to debt refinancing, prepayment and commitment fees	24,279	1,771	25,973	3,948
Transaction advisory fees and expenses	60	8	195	23
Financing interest expense on long-term borrowings	23,430	24,850	46,662	49,138
Total operating expenses	537,600	471,387	1,040,619	957,002

Income before income taxes and noncontrolling interest	155,385	35,467	295,205	170,231
Provision for income taxes	27,268	5,923	55,780	30,605
Net income	$128,117	$29,544	$239,425	$139,626

Noncontrolling interest	(61,531)	(12,842)	(117,022)	(65,044)

Net income available for common stockholders	$66,586	$16,702	$122,403	$74,582

Earnings per share:
Basic	$0.71	$0.16	$1.30	$0.73
Diluted	$0.71	$0.16	$1.30	$0.73

Weighted average common shares outstanding
Basic	88,137,799	94,973,489	88,568,461	96,376,926
Diluted	88,358,223	94,973,489	88,671,329	96,376,926

Comprehensive income:
Net income	$128,117	$29,544	$239,425	$139,626
Other comprehensive income
Foreign exchange translation adjustment, net of taxes	436	2,527	(3,090)	4,175
Net change in unrealized cash flow hedges gains, net of taxes	(12,910)	8,202	(11,363)	(4,966)
Comprehensive income	$115,643	$40,273	$224,972	$138,835
Less: Comprehensive income attributable to noncontrolling interest	(56,252)	(17,189)	(110,907)	(64,724)
Comprehensive income available for common stockholders	$59,391	$23,084	$114,065	$74,111

Exhibit 99.1

Virtu Financial, Inc. and Subsidiaries
Reconciliation to Non-GAAP Operating Data (Unaudited)

The following tables reconcile Condensed Consolidated Statements of Comprehensive Income to arrive at Adjusted Net Trading Income, EBITDA, Adjusted EBITDA, and selected Operating Margins.

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except percentages)	2024	2023	2024	2023

Reconciliation of Trading income, net to Adjusted Net Trading Income
Trading income, net	$426,395	$306,168	$834,490	$718,679
Commissions, net and technology services	126,101	109,504	244,712	230,948
Interest and dividends income	107,066	97,979	213,058	180,223
Brokerage, exchange, clearance fees and payments for order flow, net	(150,787)	(122,471)	(290,586)	(267,993)
Interest and dividends expense	(123,693)	(112,493)	(249,721)	(210,094)
Adjusted Net Trading Income	$385,082	$278,687	$751,953	$651,763

Reconciliation of Net Income to EBITDA and Adjusted EBITDA
Net income	128,117	29,544	239,425	139,626
Financing interest expense on long-term borrowings	23,430	24,850	46,662	49,138
Debt issue cost related to debt refinancing, prepayment and commitment fees	24,279	1,771	25,973	3,948
Depreciation and amortization	16,078	15,913	32,154	31,261
Amortization of purchased intangibles and acquired capitalized software	12,153	16,020	26,840	32,040
Provision for income taxes	27,268	5,923	55,780	30,605
EBITDA	$231,325	$94,021	$426,834	$286,618
Severance	1,476	1,265	2,961	3,910
Transaction advisory fees and expenses	60	8	195	23
Termination of office leases	16	(146)	33	(50)
Other	(33,318)	10,671	(42,665)	7,204
Share based compensation	17,963	16,171	32,996	31,754
Adjusted EBITDA	$217,522	$121,990	$420,354	$329,459

Selected Operating Margins
GAAP Net income Margin (1)	18.5%	5.8%	17.9%	12.4%
Non-GAAP Net income Margin (2)	33.3%	10.6%	31.8%	21.4%
EBITDA Margin (3)	60.1%	33.7%	56.8%	44.0%
Adjusted EBITDA Margin (4)	56.5%	43.8%	55.9%	50.5%

1 Calculated by dividing Net income by Total revenue.
2 Calculated by dividing Net income by Adjusted Net Trading Income.
3 Calculated by dividing EBITDA by Adjusted Net Trading Income.
4 Calculated by dividing Adjusted EBITDA by Adjusted Net Trading Income.

Exhibit 99.1

Virtu Financial, Inc. and Subsidiaries
Reconciliation to Non-GAAP Operating Data (Unaudited)
(Continued)

The following tables reconcile Condensed Consolidated Statements of Comprehensive Income to arrive at Normalized Adjusted Net Income before income taxes, Normalized provision for income taxes, Normalized Adjusted Net Income and Normalized Adjusted EPS.

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except share and per share data)	2024	2023	2024	2023

Reconciliation of Net Income to Normalized Adjusted Net Income
Net income	$128,117	$29,544	$239,425	$139,626
Provision for income taxes	27,268	5,923	55,780	30,605
Income before income taxes and noncontrolling interest	$155,385	$35,467	$295,205	$170,231
Amortization of purchased intangibles and acquired capitalized software	12,153	16,020	26,840	32,040
Debt issue cost related to debt refinancing, prepayment and commitment fees	24,279	1,771	25,973	3,948
Severance	1,476	1,265	2,961	3,910
Transaction advisory fees and expenses	60	8	195	23
Termination of office leases	16	(146)	33	(50)
Other	(33,318)	10,671	(42,665)	7,204
Share based compensation	17,963	16,171	32,996	31,754
Normalized Adjusted Net Income before income taxes	$178,014	$81,227	$341,538	$249,060
Normalized provision for income taxes (1)	42,723	19,495	81,969	59,772
Normalized Adjusted Net Income	$135,291	$61,732	$259,569	$189,288

Weighted Average Adjusted shares outstanding (2)	162,305,397	168,831,964	162,566,398	170,085,629

Normalized Adjusted EPS	$0.83	$0.37	$1.60	$1.11

(1) Reflects U.S. federal, state, and local income tax rate applicable to corporations of approximately 24% for all periods presented.
(2) Assumes that (1) holders of all vested and unvested non-vesting Virtu Financial Units (together with corresponding shares of the Company's Class C common stock, par value $0.00001 per share (the “Class C Common Stock”)) have exercised their right to exchange such Virtu Financial Units for shares of Class A Common Stock on a one-for-one basis, (2) holders of all Virtu Financial Units (together with corresponding shares of the Company's Class D common stock, par value $0.00001 per share (the “Class D Common Stock”)) have exercised their right to exchange such Virtu Financial Units for shares of the Company's Class B common stock, par value $0.00001 per share (the “Class B Common Stock”) on a one-for-one basis, and subsequently exercised their right to convert the shares of Class B Common Stock into shares of Class A Common Stock on a one-for-one basis. Includes additional shares from the dilutive impact of options, restricted stock units and restricted stock awards outstanding under the Amended and Restated 2015 Management Incentive Plan during the three and six months ended June 30, 2024 and 2023.

Exhibit 99.1

Virtu Financial, Inc. and Subsidiaries
Condensed Consolidated Statements of Financial Condition (Unaudited)

(in thousands, except share data)	June 30, 2024	December 31, 2023

Assets
Cash and cash equivalents	$684,806	$820,436
Cash and securities segregated under regulations and other	31,857	35,024
Securities borrowed	1,918,973	1,722,440
Securities purchased under agreements to resell	793,292	1,512,114
Receivables from broker-dealers and clearing organizations	900,456	737,724
Receivables from customers	124,769	106,245
Trading assets, at fair value	7,329,430	7,358,611
Property, equipment and capitalized software, net	95,076	100,365
Operating lease right-of-use assets	200,926	229,499
Goodwill	1,148,926	1,148,926
Intangibles (net of accumulated amortization)	226,819	257,520
Deferred taxes	125,183	133,760
Assets of business held for sale	3,052	—
Other assets	341,949	303,720
Total assets	13,925,514	14,466,384

Liabilities and equity
Liabilities
Short-term borrowings, net	73,692	—
Securities loaned	1,557,661	1,329,446
Securities sold under agreements to repurchase	1,072,043	1,795,994
Payables to broker-dealers and clearing organizations	840,701	1,167,712
Payables to customers	58,708	23,229
Trading liabilities, at fair value	6,287,382	6,071,352
Tax receivable agreement obligations	196,254	216,480
Accounts payable and accrued expenses and other liabilities	423,976	451,293
Operating lease liabilities	248,217	278,317
Long-term borrowings, net	1,738,056	1,727,205
Total liabilities	12,496,690	13,061,028

Total equity	1,428,824	1,405,356

Total liabilities and equity	$13,925,514	$14,466,384

	As of June 30, 2024
Ownership of Virtu Financial LLC Interests:	Interests	%
Virtu Financial, Inc. - Class A Common Stock and Restricted Stock Units	92,731,239	57.4%
Non-controlling Interests (Virtu Financial LLC)	68,699,738	42.6%
Total Virtu Financial LLC Interests	161,430,977	100.0%

Exhibit 99.1

About Virtu Financial, Inc.

Virtu is a leading financial services firm that leverages cutting-edge technology to provide execution services and data, analytics and connectivity products to its clients and deliver liquidity to the global markets. Leveraging its global market making expertise and infrastructure, Virtu provides a robust product suite including offerings in execution, liquidity sourcing, analytics and broker-neutral, multi-dealer platforms in workflow technology. Virtu’s product offerings allow clients to trade on hundreds of venues across 50+ countries and in multiple asset classes, including global equities, ETFs, foreign exchange, futures, fixed income and myriad other commodities. In addition, Virtu’s integrated, multi-asset analytics platform provides a range of pre and post-trade services, data products and compliance tools that clients rely upon to invest, trade and manage risk across global markets.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements regarding Virtu Financial, Inc.’s (“Virtu’s”, the “Company’s” or “our”) business that are not historical facts are forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, such performance or results will be achieved. The Company assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, and if the Company does update one or more forward-looking statements, no inference should be drawn that the Company will make additional updates with respect thereto or with respect to other forward-looking statements. Forward-looking statements are based on information available at the time and/or management’s good faith belief with respect to future events, and is subject to risks and uncertainties, some or all of which are not predictable or within Virtu’s control, that could cause actual performance or results to differ materially from those expressed in the statements. Those risks and uncertainties include, without limitation: risks relating to fluctuations in trading volume and volatilities in the markets in which we operate; the ability of our trading counterparties, clients, and various clearing houses to perform their obligations to us; the performance and reliability of our customized trading platform; the risk of material trading losses from our market making activities; swings in valuations in securities or other instruments in which we hold positions; increasing competition and consolidation in our industry; the risk that cash flow from our operations and other available sources of liquidity will not be sufficient to fund our various ongoing obligations, including operating expenses, short-term funding requirements, margin requirements, capital expenditures, debt service and dividend payments; potential consequences of recent SEC proposals focused on equity markets which may, if adopted, result in reduced overall and off-exchange trading volumes and market making opportunities, impose additional or heightened regulatory obligations on market makers and other market participants, and generally increase the implicit and explicit cost as well as the complexity of the U.S. equities eco-system for all participants; regulatory and legal uncertainties and potential changes associated with our industry, particularly in light of increased attention from media, regulators and lawmakers to market structure and related issues including but not limited to the retail trading environment, wholesale market making and off exchange trading more generally and payment for order flow arrangements; potential adverse results from legal or regulatory proceedings; our ability to remain technologically competitive and to ensure that the technology we utilize is not vulnerable to security risks, hacking and cyber-attacks; risks associated with third party software and technology infrastructure. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in forward-looking statements, see Virtu’s Securities and Exchange Commission filings, including but not limited to Virtu’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC.

CONTACT

Investor & Media Relations
Andrew Smith
investor_relations@virtu.com
media@virtu.com